Exhibit 10.23

Memorandum

To:	[Participant Name]

From:

Date:	[Date]

Re:	Short-Term Performance Bonus Awards and Targets

You have been granted a Performance Bonus Award under the Worthington Industries, Inc. Annual Short Term Incentive Plan (the “Plan”) on the terms described below. The Performance Bonus Award is designed to provide incentive payouts based on the attainment of stated financial performance targets over the fiscal year.

In an effort to focus on both the quantity and quality of earnings, the Performance Bonus Awards incorporate both an earnings and economic value added (“EVA”) component. For corporate employees, half of the possible Performance Bonus Award is allocated to the corporate earnings per share (“EPS”) target and half to the corporate EVA target. For business unit employees, the Performance Bonus Award is structured a little differently: 20% of the possible Performance Bonus Award is allocated to the same corporate EPS targets as the corporate officers, 30% is allocated to business unit operating income targets, and 50% is allocated to business unit EVA targets.

Below is a summary of your compensation targets for FY xxxx.

Base	$

	Threshold	Target	Maximum
Annual Incentive Opportunity	$	$	$

Base + Annual Incentive Opportunity at Target	$

The following tables breakdown your Threshold, Target and Maximum performance levels for each of the metrics, along with your Short-Term Bonus opportunity for the FY XXXX performance period by each of the performance metrics.

Corporate EPS Targets**	Corporate EPS Targets Annual FY xxxx Targets*	Your Cash Award Annual FY xxxx Targets*
Threshold	$	$
Target	$	$
Maximum	$	$

EOI Targets***	EOI Targets Annual FY xxxx Targets*	Your Cash Award Annual FY xxxx Targets*
Threshold	$	$
Target	$	$
Maximum	$	$

EVA Targets***	EVA Targets Annual FY xxxx Targets*	Your Cash Award Annual FY xxxx Targets*
Threshold	$	$
Target	$	$
Maximum	$	$

Numbers in 000’s except for EPS.

*	Targets are for the 12-month period of [ ] ending [ ].
**	Restructuring charges and other unusual or non-recurring items will be excluded as determined in the discretion of the Plan Committee.
***

Business unit results shall be calculated excluding corporate allocations not under direct control of the business unit and restructuring changes and other unusual or non-recurring items, as determined in the discretion of the Plan Committee.

Performance falling between threshold and target or between target and maximum will be pro rated on a linear basis.

No payments will be made if performance falls below threshold. Each of the performance measures is free standing so that you will be able to earn a payout based upon the achievement of one measure, even if the threshold performance level is not achieved in the other measure.

Calculation of the financial results and attainment of performance measures will be made solely by the Plan Committee based upon the applicable financial statements. The Plan Committee has the right to make changes and adjustments in calculating the performance measures to take into account unusual or non-recurring events, including, without limitation, changes in tax and accounting rules and regulations; extraordinary gains and losses; mergers and acquisitions purchases or sales of substantial assets; and such other factors as the Committee determines.

The determination of the attainment of performance objectives and the amount of the Performance Bonus Awards payable will generally be finalized within a reasonable time after the applicable financial statements have been completed. Payments will be made within a reasonable time after finalization by the Committee, unless there is a need for a delay.

Unless the Committee elects a different form of payout, payments will be made in cash. A portion or all of the payout may be deferred into a Deferred Compensation Plan, provided that a timely deferral election is made. The Company may require payment of, or may withhold from payments, amounts necessary to meet any federal, state or local tax withholding requirements.

In general, termination of employment terminates Performance Awards. Termination of employment for reasons of death, disability or retirement will result in a pro rata payout for the Performance Period. Termination of employment for any other reason, voluntary or involuntary, prior to the end of the Performance Period will result in the forfeiture of the Performance Bonus Award.

In the event of a change in control of the Company followed by a termination of employment during the performance period, the performance bonus awards will be considered earned and payable at “target” and will be payable immediately in cash.

If you have any questions regarding your Performance Bonus Awards, please call me.